                                                                     EXHIBIT 4.8


                     AMENDMENT NO. 3 TO CREDIT AGREEMENT

     AMENDMENT dated as of September 24, 1998 to the Credit Agreement dated as of September 24, 1997 (as heretofore amended, the "CREDIT AGREEMENT") among UNOVA, INC. (the "BORROWER"), the BANKS party thereto (the "BANKS") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "AGENT").

     The parties hereto agree as follows:

     SECTION 1. DEFINED TERMS: REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.

     SECTION 2. AMENDMENT. Section 5.05 is amended to read in its entirety as set forth below:

          SECTION 5.05. LEVERAGE RATIO. The Leverage Ratio will not exceed, at any time during any period set forth below, the maximum ratio set forth below for such period:

          Period                       Maximum Ratio
          ------                       -------------
     Effective Date-
       March 30, 2000                  3.5 to 1.0
     March 31, 2000-
       March 30, 2001                  3.0 to 1.0
     March 31, 2001 and
       thereafter                      2.75 to 1.0

     SECTION 3. REPRESENTATIONS OF BORROWER. The Borrower represents and warrants that (i) the representations and warranties of the Borrower set forth in Article 4 of the Credit Agreement are true on and as of the date hereof and (ii) no Default has occurred and is continuing on and as of the date hereof.

     SECTION 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 6. EFFECTIVENESS. This Amendment shall become effective as of the date hereof when the Agent shall have received from each of the Borrower and Banks comprising the Required Banks a counterpart hereof duly signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                       UNOVA, INC.


                                       By: /s/ Lori J. Segale
                                           -----------------------------------
                                           Name:   Lori J. Segale
                                           Title:  Treasurer


                                       MORGAN GUARANTY TRUST
                                         COMPANY OF NEW YORK


                                       By: /s/ Robert Bottamedi
                                           -----------------------------------
                                           Name:   Robert Bottamedi
                                           Title:  Vice President


                                       BANK OF AMERICA NATIONAL
                                         TRUST AND SAVINGS
                                         ASSOCIATION


                                       By: /s/ Gina M. West
                                           -----------------------------------
                                           Name:   Gina M. West
                                           Title:  Vice President


                                       THE BANK OF NEW YORK


                                       By: /s/ Jonathan Rollins
                                           -----------------------------------
                                           Name:   Jonathan Rollins
                                           Title:  Assistant Vice President

                                       THE CHASE MANHATTAN BANK


                                       By: /s/ Lenard Weiner
                                           -----------------------------------
                                           Name:   Lenard Weiner
                                           Title:  Managing Director


                                       CIBC INC.


                                       By: /s/ Stephanie E. DeVane
                                           -----------------------------------
                                           Name:   Stephanie E. DeVane
                                           Title:  Executive Director
                                                   CIBC Oppenheimer Corp.,
                                                   as Agent.

                                       THE FIRST NATIONAL BANK
                                         OF CHICAGO


                                       By: /s/ Mark A. Isley
                                           -----------------------------------
                                           Name:   Mark A. Isley
                                           Title:  First Vice President


                                       NATIONSBANK OF TEXAS, N.A.


                                       By: /s/ George V. Hausler
                                           -----------------------------------
                                           Name:   George V. Hausler
                                           Title:  Vice President

                                       CREDIT SUISSE FIRST BOSTON


                                       By: /s/ Robert N. Finney
                                           -----------------------------------
                                           Name:   Robert N. Finney
                                           Title:  Managing Director


                                       By: /s/ Thomas G. Muoio
                                           -----------------------------------
                                           Name:   Thomas G. Muoio
                                           Title:  Vice President


                                       DRESDNER BANK A.G., NEW YORK
                                         BRANCH AND GRAND CAYMAN
                                         BRANCH


                                       By: /s/ Thomas A. Esposito
                                           -----------------------------------
                                           Name:   Thomas Esposito
                                           Title:  Assistant Treasurer


                                       By: /s/ B. Craig Erickson
                                           -----------------------------------
                                           Name:   B. Craig Erickson
                                           Title:  Vice President

                                       THE FUJI BANK, LIMITED


                                       By: /s/ Masahito Fukuda
                                           -----------------------------------
                                           Name:   Masahito Fukuda
                                           Title:  Joint General Manager

                                       MELLON BANK, N.A.


                                       By: /s/ L. C. Ivey
                                           -----------------------------------
                                           Name:   L. C. Ivey
                                           Title:  Vice President


                                       THE NORTHERN TRUST COMPANY


                                       By: /s/ David J. Mitchell
                                           -----------------------------------
                                           Name:   David J. Mitchell
                                           Title:  Second Vice President